UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2017

Rexnord Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

247 Freshwater Way, Suite 300

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices, including Zip Code)

(414) 643-3739

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2017, Rexnord Corporation’s (the “Company”) wholly-owned, indirect subsidiaries, RBS Global, Inc. and Rexnord LLC (the “Issuers”), entered into a purchase agreement (the “Purchase Agreement”) together with the Company, the Guarantors identified therein and Credit Suisse Securities (USA) LLC, as representative of the several purchasers set forth on Schedule A thereto (the “Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Purchasers $500,000,000 aggregate principal amount of the Issuers’ 4.875% Senior Notes due 2025 (the “notes”). The closing, which is subject to customary conditions, is expected to occur on December 7, 2017. The foregoing description of the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference. The notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Nothing in this filing shall constitute an offer to sell or a solicitation of an offer to purchase any notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated November 30, 2017, among RBS Global, Inc., Rexnord LLC, the Guarantors named therein, Rexnord Corporation and Credit Suisse Securities (USA) LLC, as representative of the Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXNORD CORPORATION

Date: December 6, 2017	By:	/s/ Mark W. Peterson
Mark W. Peterson
Senior Vice President & Chief Financial Officer